UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of February 26, 2010, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Waiver Agreement (the “Waiver Agreement”) with Enable Growth Partners LP; Enable Opportunity Partners LP; and Pierce Diversified Strategy Master Fund LLC, ena (collectively, the “Holders”), who hold shares of the Company’s Series A 7% Convertible Preferred Stock (the “Preferred Stock”).

Under the Waiver Agreement, each of the Holders agreed to waive the anti-dilution provision set forth in Section 7(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock with respect to all issuances and repricings of the Company’s securities and other applicable Dilutive Issuances as defined under such Section 7(b) from the date of issuance of the Preferred Stock through August 31, 2010, and further waived its right to notice of such Dilutive Issuances during the same period of time.  As consideration for the waiver, the Company reduced the conversion price of the outstanding 4,000 shares of Preferred Stock held by the Holders from $1.00 per share to $0.80 per share.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  3/4/2010

By /s/ Christopher J. Spencer

Christopher J. Spencer, President